                                                                   Exhibit 10.10


                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (the "AGREEMENT") is dated as of June 15, 1999 among Jay Sugarman and Spencer Haber (collectively, the "PURCHASERS") and A. William Stein and Robert Holman, Jr. (collectively, the "TRINET STOCKHOLDERS"). The TriNet Stockholders are the holders of all of the voting common stock (other than voting common stock held by TriNet Corporate Realty Trust, Inc. ("TRINET")) of TriNet Management Operating Company, Inc. ("TRINET MANAGEMENT"), a subsidiary of TriNet.

                                    RECITALS

         A. The TriNet Stockholders are the owners, beneficially or of record, of shares of voting common stock, par value $0.01 per share, of TriNet Management (the "SHARES") as set forth on Schedule A to this Agreement;

         B. Starwood Financial Trust ("STARWOOD"), ST Merger Sub, Inc. and TriNet entered into an Agreement and Plan of Merger, dated as of June __, 1999, (the "MERGER AGREEMENT") pursuant to which ST Merger Sub, Inc. will merge with and into TriNet, with TriNet being the surviving corporation (the "MERGER"); and

         C. As an inducement to entering into the Merger Agreement, Starwood requires that the TriNet Stockholders enter into this Agreement, dated as of June , 1999 which provides that the TriNet Stockholders agree to sell to the Purchasers, and the Purchasers agree to purchase from the TriNet Stockholders, all of the TriNet Stockholders' right, title and interest in and to the Shares upon the terms and subject to the conditions provided for herein.

         In consideration of the premises and mutual covenants and agreements contained in this Agreement and the Merger Agreement, the parties agree as follows:


                                   ARTICLE 1

                           SALE OF SHARES AND CLOSING

         1.1 Subject to the terms and conditions of this Agreement, the TriNet Stockholders agree to sell to the Purchasers, and the Purchasers agree to purchase from the TriNet Stockholders, all of the TriNet Stockholders' right, title and interest in and to the Shares at a total purchase price of $6,000.00 (the "PURCHASE PRICE"). If any TriNet Stockholder makes a cash capital contribution to TriNet Management, the Purchase Price shall be increased by the dollar amount of such capital contribution with respect to the Shares held by such TriNet Stockholder.

                                   ARTICLE 2

             PAYMENT OF PURCHASE PRICE AND DELIVERY OF CERTIFICATES

2.1 The closing of the purchase and sale of the Shares (the "CLOSING") shall be held at the offices of Rogers & Wells LLP, 200 Park Avenue, New York, New York 10166, or at such other place as the parties hereto may agree, but in no event later than five days after the Effective Time (as defined in the Merger Agreement) (the "MERGER CLOSING"). At the Closing (a) the Purchasers will pay to the TriNet Stockholders the Purchase Price in cash or by wire transfer of immediately available funds pursuant to the TriNet Stockholders' instructions and (b) upon receipt of such payment the TriNet Stockholders will assign and transfer to the Purchasers good and valid title in and to the Shares, free and clear of all liens, security interests mortgages, assessments, leases, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale contract or any other contract providing any of the foregoing ("LIENS") by delivering a certificate or certificates representing the Shares, in genuine and unaltered form, duly endorsed in blank or accompanied by duly executed stock powers endorsed in blank, with requisite stock transfer tax stamps, if any, attached, in the denominations and registered in such names designated to the TriNet Stockholders in writing by the Purchasers.

                                   ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

         3.1 POWER AND AUTHORITY OF THE PURCHASERS. Each of the Purchasers hereby represents and warrants to the TriNet Stockholders that he has the full power and authority to enter into and perform his obligations hereunder.

         3.2 POWER AND AUTHORITY OF TRINET STOCKHOLDERS. Each of the TriNet Stockholders represents and warrants to the Purchasers that he has full power and authority to enter into this Agreement and to perform his obligations hereunder.

         3.3 TITLE. Each of the TriNet Stockholders represents and warrants to the Purchasers that they are the owners, beneficially or of record of, and have good and valid title to, the Shares, free and clear of all Liens.

                                   ARTICLE 4

                              CONDITIONS TO CLOSING

         4.1 CONSUMMATION OF THE MERGER. The obligations of each of the Purchasers and the TriNet Stockholders are subject to the fulfillment of the transactions contemplated under the Merger Agreement at or before the Closing.

                                   ARTICLE 5

                               GENERAL PROVISIONS

         5.1 TERMINATION. This Agreement shall terminate immediately upon termination of the Merger Agreement.

         5.2 CONSENTS. The Purchasers and the TriNet Stockholders shall take, or cause to be taken, all reasonable action to consummate and effect the transactions contemplated by this Agreement, including, without limitation reasonable best efforts to obtain any necessary consents of third parties and governmental agencies.

         5.3 SEVERABILITY. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

         5.4 SPECIFIC PERFORMANCE. The parties agree and acknowledge that in the event of a breach of any provision of this Agreement, the aggrieved party would be without an adequate remedy at law. The parties therefore agree that in the event of a breach of any provision of this Agreement, the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of such provision, as well as to obtain damages for breach of this Agreement. By seeking or obtaining any such relief, the aggrieved party will not be precluded from seeking or obtaining any other relief to which it may be entitled.

         5.5 AMENDMENTS. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the Purchasers and the TriNet Stockholders.

         5.6 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally recognized, overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the other party at the following addresses (or such other address for a party as shall be specified by like notice):

         If to the Purchasers:

                           c/o Starwood Financial Trust
                           1114 Avenue of the Americas
                           27th Floor
                           New York, NY 100136
                           Attention:  Jay Sugarman
                                       Spencer Haber
                           Telecopier:  (212) 931-9494

         with a copy to:

                           Starwood Financial Trust
                           1114 Avenue of the Americas
                           27th Floor
                           New York, NY 100136
                           Attention:  Nina Matis
                           Telecopier: (212) 931-9494

         and

                           Rogers & Wells LLP
                           200 Park Avenue
                           New York, NY 10166
                           Attention:  Robert E. King, Jr., Esq.
                                       John A. Healy, Esq.

                           Telecopier:      (212) 878-8375

         If to the TriNet Stockholders:

                           c/o TriNet Corporate Realty Trust, Inc.
                           One Embarcadero Center
                           33rd Floor
                           San Francisco, CA 94111
                           Attention:  A. William Stein
                                       Robert Holman, Jr.
                           Telecopier:  (415) 391-3092

         with a copy to:

                           TriNet Corporate Realty Trust, Inc.
                           One Embarcadero Center
                           33rd Floor
                           San Francisco, CA 94111
                           Attention:  Geoff Dugan
                           Telecopier:  (415) 391-3092


         and

                           Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                           New York, NY 10019-6064
                           Attention:  James M. Dubin
                           Telecopier:  (212) 373-3990


         5.7 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         5.8 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

         5.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed therein.

         5.10 JURISDICTION AND VENUE. Each of the TriNet Stockholders and the Purchasers hereby agrees that any proceeding relating to this Agreement shall be brought in a state court of New York. Each of the TriNet Stockholders and the Purchasers hereby consents to personal jurisdiction in any such action brought in any such New York court, consents to service of process by registered mail made upon such party and such party's agent and waives any objection to venue in any such New York court or to any claim that any such New York court is an inconvenient forum.

         5.11 ENTIRE AGREEMENT. This Agreement and the Merger Agreement and any documents and instruments referred to herein and therein constitute the entire agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the successors and permitted assigns of the parties hereto. Nothing in this Agreement shall be construed to give any person other than the parties to this Agreement or their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained therein.

         5.12 EXPENSES. Except as otherwise provided in this Agreement, each party shall pay its own expenses incurred in connection with this Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                               PURCHASERS



                               By:
                                  -------------------------------------------
                                    Name:    Jay Sugarman






                               By:
                                  -------------------------------------------
                                    Name:    Spencer Haber




                               TRINET STOCKHOLDERS




                               By:
                                  -------------------------------------------
                                    Name:    A. William Stein




                               By:
                                  -------------------------------------------
                                    Name:    Robert Holman, Jr.

                                   SCHEDULE A



                              STOCKHOLDER INTERESTS




            Trinet Stockholders             Number of Shares
            -------------------             ----------------

        A. William Stein                   49.5 Class A Shares of Common Stock

                                           200.5 Class B Shares of Common Stock
        Robert Holman, Jr.                 49.5 Class A Shares of Common Stock

                                           200.5 Class B Shares of Common Stock
